Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Stalar 5, Inc.

(A Development Stage Company)

317 Madison Ave., Suite 1520

New York, NY 10017

We hereby consent to the inclusion in the Form 10-12(g) Registration Statement of our report dated October 26, 2012 with respect to our audit of the financial statements of Stalar 5, Inc., as of September 30, 2012 and for the period from inception (September 5, 2012) to September 30, 2012.

/s/ GZTY CPA Group, LLC

GZTY CPA GROUP, LLC

Metuchen, NJ 08840

October 31, 2012